Exhibit 10.2

THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is made and entered into as of December 11, 2015 by and among LAKELAND INDUSTRIES, INC., a Delaware corporation (“Lakeland US”), LAKELAND PROTECTIVE WEAR INC., a Canadian corporation (“Lakeland Canada”; Lakeland US and Lakeland Canada are sometimes referred to herein individually as a “Borrower” and collectively as “Borrowers”), and ALOSTAR BANK OF COMMERCE, a state banking institution incorporated or otherwise organized under the laws of the State of Alabama (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrowers and Lender are parties to that certain Loan and Security Agreement dated as of June 28, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, Borrowers and Lender desire to amend the Loan Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Defined Terms. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement, as amended by this Agreement.

2.          Investments in Lakeland Brazil. The Loan Agreement is hereby amended by deleting Section 9.14 of the Loan Agreement and substituting the following in lieu thereof:

9.14      Lakeland Brazil. Without limiting the generality of anything contained in Section 9.1 or Section 9.9, loan, invest, distribute or otherwise transfer any money or any other assets to Lakeland Brazil or Lake Brasil Industria e Comercio de Roupas e Equipamentos de Protecao Individual LTDA (“Qualytextil”), the buyer of Lakeland Brazil; provided, however, that Borrowers may transfer to Qualytextil a net amount of up to $2,500,000 in the aggregate from and after December 11, 2015 (all or part of which may be in the form of a loan) for purposes of settling value-added tax claims and paying expenses incurred in connection therewith so long as, after giving effect to any such transfer, Availability is at least $3,000,000 (it being agreed that, solely for the purposes of this paragraph, Availability shall be determined without giving effect to the Maximum Revolver Facility Amount). Borrowers acknowledge and agree that any and all rights of Borrowers in connection with any such loan, including all collateral therefor, constitute Collateral, and Borrowers shall cause all payments with respect to any such loan to be made directly to Lender for application to the Obligations. Borrowers agree to provide to Lender, promptly following any request by Lender from time to time, such information, documents and agreements as Lender may reasonably request in connection with any such loan or any other transfer from any Borrower to Qualytextil. Additionally, Borrowers may transfer to Lakeland Brazil a net amount of up to $500,000 in the aggregate from and after December 11, 2015 for purposes of settling arbitration claims, paying contractual expenses and paying expenses incurred in connection with sale of the stock of Lakeland Brazil so long as, after giving effect to any such transfer, Availability is at least $3,000,000 (it being agreed that, solely for the purposes of this paragraph, Availability shall be determined without giving effect to the Maximum Revolver Facility Amount).

3.          Minimum Availability Covenant. The Loan Agreement is hereby amended by inserting the following new clause (d) in Item 16 of the Terms Schedule:

      (d)          Borrowers shall cause Availability to be at least $3,000,000 at all times (it being agreed that, solely for the purposes of this paragraph, Availability shall be determined without giving effect to the Maximum Revolver Facility Amount).

4.          Sale of Real Estate. Borrowers have informed Lender that Borrowers intend to sell the real property enrolled before the Second Real Estate Registry Office of the city of Salvador, State of Bahia, Brazil, under the numbers 780, 781, 75667 and 76982 (the “Brazilian Real Estate”). Lender hereby consents to the sale of the Brazilian Real Estate so long as the net proceeds thereof are paid directly to Lender for application to the Obligations.

5.          New Chief Financial Officer. Borrowers have informed Lender that Teri Hunt has replaced Gary Pokrassa as Chief Financial Officer of each Borrower and Laidlaw, Adams & Peck, Inc. Accordingly, the Loan Agreement is hereby amended by deleting each reference to “Gary Pokrassa” and substituting “Teri Hunt” in lieu thereof.

6.          Costs and Expenses. In consideration of the accommodations made by Lender hereunder, Borrowers agree to pay to Lender, on demand, all costs and expenses of Lender in connection with the preparation, execution, delivery and enforcement of this Agreement and the other Loan Documents and any other transactions contemplated hereby and thereby, including, without limitation, the fees and out-of-pocket expenses of legal counsel to Lender. Without limiting any provision of the Loan Agreement, Borrowers hereby agree that Lender may charge any amount due under this paragraph to Borrowers’ loan account as a Revolver Loan.

7.          Representations and Warranties of Borrowers. Borrowers represent and warrant that (a) no Event of Default exists; (b) the representations and warranties of Borrowers contained in the Loan Agreement were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof (except to the extent such representations or warranties were made with respect to a specific date, in which case they shall be true and correct in all material respects as of the such date); (c) the execution, delivery and performance by Borrowers of this Agreement and the consummation of the transactions contemplated hereby are within the corporate power of each Borrower, have been duly authorized by all necessary corporate action on the part of each Borrower, do not violate any provisions of any law, rule or regulation or any provision of any order, writ, judgment, injunction, decree, determination or award presently in effect in which any Borrower is named or any provision of the charter documents of any Borrower, and do not result in a breach of or constitute a default under any agreement or instrument to which any Borrower is a party or by which any Borrower or any of properties of any Borrower are bound; (d) this Agreement constitutes the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms; (e) each Borrower is entering into this Agreement freely and voluntarily with the advice of legal counsel of its own choosing; and (f) each Borrower has freely and voluntarily agreed to the releases, waivers and undertakings set forth in this Agreement.

8.          Reaffirmation of Representations and Warranties. Each Borrower hereby restates, ratifies and reaffirms each and every term, condition, representation and warranty heretofore made by such Borrower under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Agreement and the Loan Documents (except to the extent such representations or warranties were made with respect to a specific date, in which case they shall be true and correct in all material respects as of the such date).

9.          Reaffirmation of Obligations. Each Borrower hereby ratifies and reaffirms the Loan Agreement and all of its obligations and liabilities thereunder, except to the extent expressly modified by this Agreement. Each Borrower acknowledges and agrees that all terms and provisions, covenants and conditions of the Loan Agreement, as amended hereby, shall be and remain in full force and effect and constitute the legal, valid, binding and enforceable obligations of such Borrower in accordance with their respective terms as of the date hereof.

10.         No Other Amendment. Each Borrower acknowledges that (a) except as expressly set forth herein, Lender has not agreed to (and has no obligation whatsoever to discuss, negotiate or agree to) any restructuring, modification, amendment, waiver or forbearance with respect to the Loan Agreement or any other Loan Document, (b) no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Loan Agreement or any of the terms thereof or of any other Loan Document shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by an authorized representative of Borrowers and Lender, and (c) the execution and delivery of this Agreement has not established any course of dealing among the parties hereto or created any obligation or agreement of Lender with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents.

11.         Waiver and Release. To induce Lender to enter into this Agreement and grant the accommodations set forth herein, each Borrower (a) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection exists in favor of such Borrower against Lender arising out of or with respect to the Loan Agreement, any other Loan Document, the Obligations, or any other arrangement or relationship between Lender and one or more Borrowers, and (b) releases, acquits, remises and forever discharges Lender and its affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action, whether at law or in equity, whether now accrued or hereafter maturing, and whether known or unknown, which such Borrower now or hereafter may have by reason of any manner, cause or things to and including the date of this Agreement with respect to matters arising out of or with respect to the Loan Agreement, any other Loan Document, the Obligations, or any other arrangement or relationship between Lender and one or more Borrowers.

12.         No Waiver. Neither this Agreement nor Lender’s continued making of Loans or other extensions of credit at any time extended to Borrowers shall be deemed a waiver of or consent to any Event of Default.

13.         Agreement is a Loan Document. This Agreement shall constitute a “Loan Document” and the breach of any representation, warranty, covenant or agreement by any Borrower hereunder shall constitute an Event of Default under the Loan Agreement.

14.         Counterparts; Facsimile or Electronic Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopier or e-mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or e-mail also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

15.         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

16.         Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, other than its laws respecting choice of law.

17.         References. Any reference to the Loan Agreement contained in any document, instrument or agreement executed in connection with the Loan Agreement, shall be deemed to be a reference to the Loan Agreement as modified by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Loan and Security Agreement to be duly executed as of the date first above written.

BORROWERS:
LAKELAND INDUSTRIES, INC.

By:	/s/ Teri Hunt
	Name:	Teri Hunt
	Title:	Chief Financial Officer

[SEAL]

LAKELAND PROTECTIVE WEAR INC.

By:	/s/ Teri Hunt
	Name:	Teri Hunt
	Title:	Chief Financial Officer

[SEAL]

Accepted in Atlanta, Georgia:
LENDER:
ALOSTAR BANK OF COMMERCE

By:	/s/ Wes Scott
	Name:	Wes Scott
	Title:	Vice President

Third Amendment to Loan and Security Agreement

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

Please refer to the foregoing Third Amendment to Loan and Security Agreement (the “Agreement”). Capitalized terms used herein have the meanings ascribed to such terms in the Agreement and in the Loan Agreement referred to therein.

Laidlaw Adams & Peck Inc. (“Guarantor”) has guaranteed the indebtedness of Borrowers to Lender pursuant to that certain Continuing Guaranty by Guarantor in favor of Lender dated as of June 28, 2013 (the “Guaranty”).

Guarantor hereby (a) acknowledges receipt of the Agreement; (b) consents to the terms and execution of the Agreement; (c) reaffirms the obligations of Guarantor to Lender pursuant to the terms of the Guaranty; and (d) acknowledges that Lender may amend, restate, extend, renew or otherwise modify the Loan Agreement and any indebtedness or agreement of any Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of Guarantor and without impairing the liability of Guarantor under the Guaranty for all of each Borrower’s present and future indebtedness to Lender.

Additionally, Guarantor, in order to induce Lender to enter into the Agreement and grant the accommodations set forth therein, (y) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection exists in favor of Guarantor against Lender arising out of or with respect to the Loan Agreement, the Guaranty, any other Loan Document, the Obligations, or any other arrangement or relationship between Lender and any Borrower or Guarantor, and (z) releases, acquits, remises and forever discharges Lender and its affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action, whether at law or in equity, whether now accrued or hereafter maturing, and whether known or unknown, which any Borrower or Guarantor now or hereafter may have by reason of any manner, cause or things to and including the date of this Agreement with respect to matters arising out of or with respect to the Loan Agreement, the Guaranty, any other Loan Document, the Obligations, or any other arrangement or relationship between Lender and one or more Borrowers or Guarantor.

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IN WITNESS WHEREOF, the Guarantor has caused this Acknowledgement and Agreement of Guarantor to be duly executed as of the date first above written.

LAIDLAW ADAMS & PECK INC.

By:	/s/ Teri Hunt
	Name:	Teri Hunt
	Title:	Chief Financial Officer